AT&T Reports Second-Quarter Results

Updates full-year guidance for consolidated revenue,
wireless service revenue, adjusted EPS and free cash flow

Continued wireless, fiber and HBO Max subscriber gains and strong cash flows

Second-Quarter Consolidated Results
•Consolidated revenues of $44.0 billion, up 7.6%
•Diluted EPS of $0.21 compared to $0.17 in the year-ago quarter, up 23.5%
•Adjusted EPS of $0.89 compared to $0.83 in the year-ago quarter, up 7.2%
•Cash from operations of $10.9 billion
•Capital expenditures of $4.0 billion; gross capital investment1 of $5.3 billion and cash content spend of $5.3 billion
•Free cash flow2 of $7.0 billion; total dividend payout ratio of 55%3

Note: AT&T’s second-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, July 22, 2021. The webcast and related materials will be available on AT&T’s Investor Relations website at https://investors.att.com/.

DALLAS, July 22, 2021 — AT&T Inc. (NYSE:T) reported second-quarter results that showed continuing customer growth in wireless, fiber and HBO Max. The company also reported strong cash flows.

“We’re pleased with our performance and our momentum is strong,” said John Stankey, AT&T CEO. “For the fourth consecutive quarter, we saw good subscriber growth across wireless, fiber and HBO Max. Mobility delivered strong service revenue, EBITDA and postpaid phone growth. Our fiber business, which leads on customer satisfaction, grew subscribers and penetration. HBO Max had another strong quarter and is ahead of plan to be a leading direct-to-consumer streaming platform, with both subscriber- and ad-supported choices. As a result, we’re raising our global HBO Max year-end forecast to 70 million to 73 million subscribers. Also, we’re updating full-year guidance for consolidated revenue, wireless service revenue, adjusted EPS and free cash flow.”

Second-Quarter Highlights

Communications
•Mobility:
◦789,000 postpaid phone net adds
◦1,156,000 postpaid net adds
◦174,000 prepaid phone net adds
◦Postpaid phone churn of 0.69%, equaling lowest churn ever
◦Revenues up 10.4%; service revenues up 5.0%; equipment revenues up 31.9%
◦Operating income of $6.0 billion, up 3.4% year over year; EBITDA4 up 2.7%
◦Operating income margin of 31.7%; EBITDA service margin5 55.9%

•Consumer Wireline:
◦246,000 AT&T Fiber net adds; penetration more than 36%
◦Revenues up 2.9%; broadband revenues up 8.3% with ARPU growth of 6.1%

WarnerMedia
•2.8 million total domestic HBO Max and HBO subscriber6 net adds; total domestic subscribers of 47.0 million, up 10.7 million in past year; and 67.5 million7 globally, up 12.0 million in past year
•Launched ad-supported HBO Max and international offerings
•Domestic HBO Max and HBO ARPU8 of $11.90
•Direct-to-Consumer subscription revenues up nearly 40%
•Now expect 70-73 million global HBO Max/HBO subscribers by end of year

Consolidated Financial Results
(Video results are now included in Corporate & Other. Additional information about the Video business is provided as part of the earnings material on the company’s Investor Relations website.)

Consolidated revenues for the second quarter totaled $44.0 billion versus $41.0 billion in the year-ago quarter, up 7.6% reflecting partial recovery from the prior-year impacts of COVID-19. Higher WarnerMedia, Mobility, Mexico, and Consumer Wireline revenues more than offset declines in domestic video and Business Wireline. Additionally, consolidated revenues were impacted by divestitures of previously held-for-sale businesses, including the fourth-quarter 2020 sale of our wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands.

Operating expenses were $40.8 billion versus $37.4 billion in the year-ago quarter. Expenses increased due to $4.6 billion in impairments at Vrio compared to $2.2 billion in the prior year, higher domestic wireless equipment costs, higher sports-related programming costs, and higher direct-to-consumer programming and marketing costs. These increases were partially offset by severance charges in the prior year quarter and lower video costs in the current year. Additionally, depreciation and amortization expense was $1.5 billion lower year over year, largely due to the impairments of long-lived assets taken in the fourth quarter of 2020 and ceasing depreciation and amortization on the held-for-sale video assets.

Operating income was $3.3 billion versus $3.5 billion in the year-ago quarter due to higher impairments at Vrio and higher programming costs from the return of sports, partially offset by the impacts of higher revenues, lower depreciation and amortization expense, and prior-year severance charges. When adjusting for the non-cash Vrio impairments, merger-amortization costs and other items, operating income was $8.9 billion versus $9.0 billion in the year-ago quarter.

Second-quarter net income attributable to common stock was $1.5 billion, or $0.21 per diluted common share, versus $1.2 billion, or $0.17 per diluted common share in the year-ago quarter. Adjusting for $0.68, which includes the non-cash Vrio impairments, merger-amortization costs, an actuarial loss on benefit plans and other items, earnings per diluted common share was $0.89. This compares to an adjusted earnings per diluted common share of $0.83 in the year-ago quarter. Items affecting year over year comparability include about $200 million of pretax gains, principally from mark-to-market gains on benefit-plan investments.

Cash from operating activities was $10.9 billion, down $1.1 billion year over year, with capital expenditures of $4.0 billion and content spend of $5.3 billion. Gross capital investment totaled $5.3 billion, which includes $1.3 billion of cash payments for vendor financing. Free cash flow was $7.0 billion for the quarter. Net debt decreased by $0.9 billion sequentially, and net debt-to-adjusted EBITDA at the end of the second quarter was 3.15x.9

Communications Operational Highlights
Second-quarter revenues were $28.1 billion, up 6.1% year over year due to increases in Mobility and Consumer Wireline more than offsetting a decline in Business Wireline. Operating contribution was $7.3 billion, down 2.0% year over year, with operating income margin of 26.1%, compared to 28.3% in the year-ago quarter.

Mobility
•Revenues were up 10.4% year over year to $18.9 billion due to higher equipment and service revenues. Service revenues were $14.3 billion, up 5.0% year over year due to subscriber gains and the lapping of COVID-19 impacts on international roaming revenues and waived fees. Equipment revenues were $4.6 billion, up 31.9% year over year, driven by smartphone sales and a mix of higher priced postpaid smartphones and higher sales of postpaid data devices. Prior year equipment revenues included the impact of COVID-19 related store closures.

• Operating expenses were $12.9 billion, up 14.0% year over year due to higher equipment costs, higher network costs, higher content costs associated with bundling HBO Max and higher commission expense, partially offset by lower sales and support costs.
•Operating income was $6.0 billion, up 3.4% year over year. Operating income margin was 31.7%, compared to 33.9% in the year-ago quarter.
•EBITDA was $8.0 billion, up 2.7% year over year with EBITDA margin of 42.4%, down from 45.6% from a year ago. EBITDA service margin was 55.9%, compared to 57.2% in the year-ago quarter.
•Total net adds were 5.5 million including:
▪1,156,000 postpaid net adds, with,
▪789,000 postpaid phone net adds
▪22,000 postpaid tablet and other branded computing device net losses
▪389,000 other net adds
▪174,000 prepaid phone net adds
•Postpaid churn was 0.87% versus 1.05% in the year-ago quarter and postpaid phone churn was 0.69% versus 0.84% in the year-ago quarter, equaling our lowest quarter ever. Prepaid churn was a record low of less than 3%.
•Postpaid phone-only ARPU was $54.24, down 0.4% versus the year-ago quarter, mostly due to the impacts of promotional discount amortization, but were up sequentially.

Business Wireline
•Revenues were $6.1 billion, down 4.0% year over year from lower service revenues, primarily due to lower demand for legacy voice and data services in the current year and higher demand for pandemic-related connectivity in the prior-year.
•Operating expenses were $5.0 billion, essentially flat year over year due to ongoing operational cost efficiencies.
•Operating income was $1.1 billion, down 18.6% with operating income margin of 17.3%, compared to 20.5% in the year-ago quarter. EBITDA was $2.3 billion, down 9.6% year over year with EBITDA margin of 38.7%, compared to 41.1% in the year-ago quarter.
•More than 650,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to more than 2.5 million U.S. business customer locations. Nationwide, more than 9.0 million business customer locations are on or within 1,000 feet of our fiber.10

Consumer Wireline
•Revenues were $3.1 billion, up 2.9% year over year due to gains in broadband more than offsetting declines in legacy voice and data services and other services. Broadband revenues increased 8.3%, which reflects fiber subscriber growth and higher ARPU resulting from increases in fiber customers and pricing.
•Operating expenses were $2.9 billion, up 7.3% year over year largely driven by higher HBO Max bundling costs, customer support costs and depreciation. These increases were partially offset by lower amortization of deferred customer acquisition costs.

•Operating income was $288 million, down 26.7% year over year due to higher operating expenses. Operating income margin was 9.2%, compared to 12.9% in the year-ago quarter.
•EBITDA was $1.1 billion, down 5.9% year over year due to declines in higher-margin legacy voice and data services with EBITDA margin of 33.7%, compared to 36.8% in the year-ago quarter.
•Total broadband and DSL subscriber net adds were 28,000, reflecting growth in fiber subscribers offsetting losses in slower-speed services. AT&T Fiber net adds were 246,000. AT&T Fiber is marketed to nearly 15 million customer locations.

WarnerMedia Operational Highlights

Revenues for the second quarter were $8.8 billion, up 30.7% versus the year-ago quarter, reflecting the partial recovery from prior-year impacts of the pandemic and driven by higher content and other, subscription, and advertising revenues. Subscription revenues were $4.0 billion, up 21.3%, primarily reflecting 38.5% growth of Direct-to-Consumer HBO Max and HBO subscription revenues following the launch of HBO Max in the year-ago quarter. Advertising revenues were $1.7 billion, up 48.5% when compared to the prior year due to the return of the NBA and strength in news. Content and Other revenues were $3.1 billion, up 34.9%, driven by higher third-party TV production and theatrical.
•Operating expenses totaled $7.1 billion, up 47.3% when compared to the second quarter of 2020, driven by higher film and programming costs, including sports costs, and marketing.
•Operating contribution was $1.7 billion, down 9.0%. Operating income was $1.7 billion, down 11.3% year over year, as higher revenues were more than offset by continued HBO Max investment and higher sports costs. Operating income margin was 19.2%, compared to 28.4% in the year-ago quarter.
•At the end of the quarter, there were 47.0 million domestic HBO Max and HBO subscribers, up from 44.2 million at the end of the first quarter of 2021. Domestic HBO Max and HBO subscribers increased 10.7 million year over year, driven by HBO Max retail subscriber growth. Domestic subscriber ARPU8 was $11.90.

Latin America Operational Highlights

Revenues were $1.4 billion, up 16.6% year over year due to growth in Mexico. Operating contribution was ($152) million compared to ($201) million in the year-ago quarter, with operating income margin of (10.7)%, compared to (17.0)% in the prior year.

Vrio
•Revenues were $749 million, essentially stable year over year reflecting pandemic pressures. Operating loss was ($25) million compared to ($36) million in the year-ago quarter, with operating income margin of (3.3)%, compared to (4.8)% in the prior year.
•Vrio subscriber net losses of 239,000 were driven primarily by economic pressures and pandemic restrictions in Brazil, and pandemic impacts in other parts of the region and were partly offset by growth in over-the-top subscribers.

Mexico
•Revenues were $688 million, up 43.3% year over year due to increased growth in equipment and service revenues. Service revenues were $447 million, up 29.6% year over year, driven by favorable foreign exchange impact, growing subscriber base and growth in other services. Equipment revenues were $241 million, up 78.5% year over year, driven by higher equipment sales and foreign exchange benefits. Operating loss was ($129) million versus ($173) million in the year-ago quarter.
•Total wireless net adds were 65,000 including 54,000 prepaid net adds and 20,000 postpaid net adds, partly offset by 9,000 reseller net losses.

2021 Outlook
The company has updated its 2021 guidance. On a comparative basis (excluding the impact of the DIRECTV/TPG transaction), the company now expects:
•Consolidated revenue growth in the 2% to 3% range
•Adjusted EPS11 to grow in the low- to mid-single digits
•Gross capital investment in the $22 billion range, with capital expenditures in the $17 billion range
•Free cash flow12 in the $27 billion range, with a full-year total dividend payout ratio3 in the high 50’s% range.

The company expects the DIRECTV/TPG transaction to close in the next few weeks, which will impact certain aspects of guidance. Assuming that time frame, the expected impact of the deal on the remainder of 2021 is:
•Revenues to be lower by $9 billion
•EBITDA to be lower by $1 billion
•Free cash flow12 to be lower by about $1 billion, equating to $26 billion for the year

No change is expected to updated adjusted EPS and capital investment guidance. The company also expects adjusted equity income13 from $1.0 to $1.2 billion for the last 5 months of 2021 as a result of its 70% ownership of the new DIRECTV entity and reimbursements from transition services agreements.

The company expects proceeds of about $7.8 billion at close of the transaction, and annual cash distributions of more than $1 billion.

Post-close, the cash generated by DIRECTV will be used, among other things, for DIRECTV’s capital expenditures and working capital needs, debt financing obligations, cash coupon on TPG senior preferred, and tax distributions to AT&T and TPG. Excess cash will be used for debt repayment and dividend distributions.

The post-close dividend distribution waterfall is as follows:
1.TPG senior preferred equity ($1.8 billion)
2.AT&T junior preferred equity ($4.25 billion + accrued payment-in-kind)
3.AT&T common catch-up equity ($4.2 billion)
4.Remaining dividends split 70/30 to AT&T/TPG
5.Proceeds from any future exit flow through the capital structure, including debt and dividend distribution waterfall

1Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 2Q21, gross capital investment included $1.3 billion in vendor financing payments. In 2021, vendor financing payments are expected to be in the $4 billion range and FirstNet reimbursements are expected to be about $1 billion.
2 Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities minus capital expenditures.
3 Free cash flow total dividend payout ratio is total dividends paid divided by free cash flow. In 2Q21, total dividends paid were $3.83 billion.
4EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues.
5EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.
6Domestic HBO Max and HBO subscribers consist of U.S. accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and exclude free trials and Cinemax subscribers.
7Global HBO Max and HBO subscribers consist of domestic and international HBO Max and HBO subscribers, and exclude free trials, basic and Cinemax subscribers.
8Domestic subscriber ARPU is defined as U.S. HBO Max and HBO subscriber revenues during the period divided by average domestic HBO Max and HBO subscribers during the period, excluding HBO commercial revenues and subscribers.
9 Net Debt to adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $167.9 billion (Total Debt of $179.8 billion at June 30, 2021 less Cash and Cash Equivalents of $11.9 billion) by the sum of the most recent four quarters of Adjusted EBITDA of $53.4 billion ($13.3 billion for September 30, 2020; $12.9 billion for December 31, 2020; $13.6 billion for March 31, 2021; and $13.6 billion for June 30, 2021).
10 The more than 2.5 million U.S. business customer locations are included within the 9.0+ million U.S. business customer locations on or within 1,000 feet of our fiber.
11 The company expects adjustments to 2021 reported diluted EPS to include merger-related amortization in the range of $4.3 billion and other adjustments, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2021 EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.
12Free cash flow is cash from operating activities minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.
13Adjusted equity income is calculated by excluding from equity in net income (loss) of affiliates, AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion expected to result from DIRECTV’s revaluation of assets and purchase price allocation.

*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. Consumers and businesses have more than 225 million monthly subscriptions to our services. AT&T Communications provides more than 100 million U.S. consumers with entertainment and communications experiences across mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. Xandr, now part of WarnerMedia, provides marketers with innovative and relevant advertising solutions for consumers around premium video content and digital advertising through its platform. AT&T Latin America provides pay-TV services across 10 countries and territories in Latin America and the Caribbean and wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2021 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Daphne Avila
AT&T Inc.
Phone: (972) 266-3866
Email: daphne.avila@att.com